TerrAscend Completes $140 Million Debt Financing

Non-dilutive financing bears a coupon of 12.75% with a four-year term and no prepayment penalties

No material debt maturing until late 2027

TORONTO, August 2, 2024 - TerrAscend Corp. (“TerrAscend” or the “Company”) (TSX: TSND, OTCQX: TSNDF), a leading North American cannabis company, today announced that the Company, together with certain entities that are consolidated by the Company (the “Consolidated Entities”), have closed on a senior secured term loan (the “Loan”) for gross proceeds of US$140 million (the “Transaction”) from funds managed by FocusGrowth Asset Management, LP (“FocusGrowth”), a leading capital provider to the cannabis sector, along with other members of a loan syndicate. The Loan includes an initial draw of US$114 million in gross proceeds by certain of the Company’s Consolidated Entities in Pennsylvania, Maryland and California, with a second draw of US$26 million in gross proceeds expected in September 2024 by the Company’s Consolidated Entities in Michigan. The Loan carries an interest rate of 12.75%, matures in August 2028, contains no prepayment penalties, and is guaranteed by the Company and TerrAscend USA, Inc. No warrants were issued as part of the Loan. The proceeds from the initial draw were used to retire the Company’s existing indebtedness in Pennsylvania with the remainder available for potential M&A transactions focused on geographic expansion. The proceeds from the second draw will be used to retire the Company’s existing indebtedness in Michigan.

“Completing this non-dilutive financing strengthens our balance sheet and provides us the financial flexibility to continue to execute on our growth strategy. With this financing closed, we have no other material debt maturing until late 2027.” said Jason Wild, Executive Chairman of TerrAscend. “This transaction also reflects our lender’s confidence in our vision and strategy. The FocusGrowth team has been a pleasure to work with and we look forward to a long and successful partnership together.”

“We have closely watched TerrAscend’s progress and are excited to partner with them to support their continued growth,” said Peter Bio, Partner of FocusGrowth. “TerrAscend has established itself as a market leader in multiple states with ample greenfield opportunities for growth in both new and existing markets. We have enjoyed working with the team on this transaction and are already working with management to evaluate additional opportunities.”

The Transaction constitutes a “related party transaction” within the meaning of Multilateral Instrument 61–101 Protection of Minority Security Holders in Special Transactions (“MI 61–101”) because Jason Wild, an insider of the Company, directly or indirectly invested approximately US$7.5 million of the Loan as a member of the loan syndicate in connection with the Transaction (the “Insider Participation”). The Company has relied on exemptions from the formal valuation and minority shareholder approval requirements of MI 61–101 contained in sections 5.5(a) and 5.7(1)(a) of MI 61–101 in respect of the Insider Participation as the fair market value (as determined in accordance with MI 61-101) of the Insider Participation in the Transaction is below 25% of the Company’s market capitalization (as determined in accordance with MI 61-101).

Ventum Capital Markets acted as the exclusive financial advisor to the Company for the Transaction.

About TerrAscend

TerrAscend is a leading TSX-listed cannabis company with interests across the North American cannabis sector, including vertically integrated operations in Pennsylvania, New Jersey, Maryland, Michigan and California through TerrAscend Growth Corp. and retail operations in Canada through TerrAscend Canada Inc.. TerrAscend operates The Apothecarium, Gage and other dispensary retail locations as well as scaled cultivation, processing, and manufacturing facilities in its core markets. TerrAscend’s cultivation and manufacturing practices yield consistent, high-quality cannabis, providing industry-leading product selection to both the medical and legal adult-use markets. The Company owns or licenses several synergistic businesses and brands including Gage Cannabis, The Apothecarium, Cookies, Lemonnade, Ilera Healthcare, Kind Tree, Legend, State Flower, Wana, and Valhalla Confections. For more information visit www.terrascend.com.

Caution Regarding Cannabis Operations in the United States

Investors should note that there are significant legal restrictions and regulations that govern the cannabis industry in the United States. Cannabis remains a Schedule I drug under the US Controlled Substances Act, making it illegal under federal law in the United States to, among other things, cultivate, distribute, or possess cannabis in the United States. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the United States may form the basis for prosecution under applicable US federal money laundering legislation.

While the approach to enforcement of such laws by the federal government in the United States has trended toward non-enforcement against individuals and businesses that comply with medical or adult-use cannabis programs in states where such programs are legal, strict compliance with state laws with respect to cannabis will neither absolve TerrAscend of liability under U.S. federal law, nor will it provide a defense to any federal proceeding which may be brought against TerrAscend. The enforcement of federal laws in the United States is a significant risk to the business of TerrAscend and any proceedings brought against TerrAscend thereunder may adversely affect TerrAscend's operations and financial performance.

Forward Looking Information

This news release contains “forward-looking information” within the meaning of applicable securities laws. Forward-looking information contained in this press release may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions. Forward-looking statements include, but are not limited to, statements herein with respect to the Company’s expectations regarding the financial and other benefits of the Loan to the Company’s operations and growth strategy. Forward-looking information is not a guarantee of future performance and is based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment, and the availability of licenses, approvals and permits.

Although the Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, undue reliance should not be placed on the forward-looking information because the Company can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to, current and future market conditions; risks related to federal, state, provincial, territorial, local and foreign government laws, rules and regulations, including federal and state laws in the United States relating to cannabis operations in the United States; and the risk factors set out in the Company’s most recently filed MD&A, filed with the Canadian securities regulators and available under the Company’s profile on SEDAR+ at www.sedarplus.ca and in the section titled “Risk Factors” in the Company’s Annual Report for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2024, as may be updated by the Company’s Quarterly Reports on Form 10-Q and other filings it files with the SEC from time to time..

The statements in this press release are made as of the date of this release. The Company disclaims any intent or obligation to update any forward-looking information, whether, as a result of new information, future events, or results or otherwise, other than as required by applicable securities laws.

For more information regarding TerrAscend:

Keith Stauffer

Chief Financial Officer

ir@terrascend.com